EXHIBIT 3.6

Entity Name: KHEOBA CORP. Jurisdiction: Nevada Entity Type*: corporation If more than one entity being acquired or merging please attach additional page. 1 . Entity Information : (Constituent, Acquired or Merging) Entity Name: KHOB Merge Sub Limited Jurisdiction: British Virgin Islands Entity Type*: corporation 2. Entity Information: (Resulting, Acquiring or Surviving) The entire plan of conversion, exchange or merger is attached to these articles. The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited - liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only) 3. Plan of Conversion, Exchange or Merger: (select one box) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange/merger for Nevada non - profit corporation (NRS 92A.160): Non - profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving KHEOBA CORP. Name of acquired/merging entity KHOB Merge Sub Limited Name of acquiring/surviving entity 4. Approval: (If more than one entity being acquired or merging please attach additional approval page.) Date: Time: (must not be later than 90 days after the certificate is filed) 5. Effective Date and Time: (Optional) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT * corporation, limited partnership, limited - liability limited partnership, limited - liability company or business trust. Page 1 of 4 Revised: 8/1/2023

Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non - profit corporation (NRS 92A.160): Non - profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non - profit corporation (NRS 92A.160): Non - profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT * corporation, limited partnership, limited - liability limited partnership, limited - liability company or business trust. Page 2 of 4 Revised: 8/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 Name Country Care of: Address City State Zip/Postal Code 6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign) 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) ** ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92 A . 180 (merger of subsidiary into parent - Nevada parent owning 90 % or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed . Exchange: The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). 8 . Declaration : (Exchange and Merger only) Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited - liability limited partnership; a manager of each Nevada limited - liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited - liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Name of constituent entity 9. Signature Statement: (Required) Form Zill be returned if unsigned. This form must be accompanied by appropriate fees. Page 3 of 4 Revised: 8/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 Exchange: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited - liability limited partnership; A manager of each Nevada limited - liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. 9. Signature Statement Continued: (Required) Merger: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited - liability limited partnership; A manager of each Nevada limited - liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. KHEOBA CORP. Name of acquired/merging entity X Signature (Exchange/Merger) Title Date If more than one entity being acquired or merging please attach additional page of informaiton and signatures. 10. Signature(s): (Required) KHOB Merge Sub Limited Name of acquiring/surviving entity X Signature (Exchange/Merger) Title Date X Signature of Constituent Entity (Conversion) Title Date Please include any required or optional information in space below: (attach additional page(s) if necessary) Form Zill be returned if unsigned. This form must be accompanied by appropriate fees. Page 4 of 4 Revised: 8/1/2023